Exhibit 4.2
«Name»

NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
	***«cert1»***	FROM	TO	«Currency»«Par»
«member1» «mem1addA» «mem1addB»		-«mem1sharesfrom»-	-«mem1sharesto»-
	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID
	«MtgDate»	***«mem1shares»***		«Currency»«Con_paid1»
SHARE CERTIFICATE
OF
«Name»
INCORPORATED IN THE CAYMAN ISLANDS
Authorised Capital: «Currency»«Aut_Cap» divided into «No_ofshare» shares of a nominal or par value of «Currency»«Par» each
THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO

«member1»	***«mem1shares»***	-«mem1sharesfrom»-	-«mem1sharesto»-	***«cert1»***	«MtgDate»

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR	DIRECTOR/SECRETARY
NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE